Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
Asta Funding, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 15, 2017, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in Section 6 of the Offer to Purchase (as defined below) this form (or a manually executed facsimile hereof) must be used to accept the Offer (as defined below) if (1) certificates representing your shares of common stock, of $0.01 par value per share, of Asta Funding, Inc., a Delaware corporation (the “Company”), are not immediately available or cannot be delivered to the Depositary before the Expiration Date (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer described in Section 6 of the Offer to Purchase cannot be completed before the Expiration Date or (3) time will not permit all required documents to reach the Depositary before the Expiration Date. This form, signed and properly completed, must be delivered by hand, mail or overnight delivery or transmitted by facsimile to the Depositary. See Section 6 of the Offer to Purchase.

The Depositary for the Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC

By First Class Mail, Overnight Courier or Express Mail:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

By Facsimile Transmission (for Eligible Institutions Only):
(718) 234-5001
To Confirm Facsimile via Phone
(800) 937-5449

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Deliveries to the Company or to the Information Agent (as defined in the Offer to Purchase) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to DTC (as defined in the Offer to Purchase) will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Company’s Board of Directors has approved the making of the Offer. However, none of the Company, its Board of Directors, the Depositary or the Information Agent makes any recommendation to you as to whether to tender or refrain from tendering your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Offer to Purchase dated January 19, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”) and hereby tenders to the Company, on the terms and subject to the conditions set forth in the Offer, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 6 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock, $0.01 par value per share, of the Company.

Number of shares to be tendered: __________ shares*

*Unless otherwise indicated, it will be assumed that all shares are to be tendered.

CONDITIONAL TENDER

(See Instruction 12 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of shares tendered, all as described in Section 9 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is recommended to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐     The minimum number of shares that must be purchased from me, if any are purchased from me, is:            shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐     The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

Name(s) of Registered Holder(s):
(Please print or type)

Address(es):
(Include Zip Code)

Daytime Area Code and Telephone Number: ( )

Tax Identification or Social Security No.:

If shares will be delivered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for shares to the Depositary, or complete the procedures for book-entry transfer deliveries, within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Authorized Signature:

Names:
(Please Type or Print)

Name of Firm:

Title:

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number: ( )

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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